UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 31, 2014
ECLIPSE IDENTITY RECOGNITION CORPORATION
(Exact name of registrant as specified in its charter)
Nevada	333-175792	80-0729029
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1999 S. Bascom Avenue, Suite 700, Campbell, California	95008
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	408-357-0041
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 31, 2014, Stephen Miller resigned as president, chief executive officer, chief financial officer, treasurer, secretary and director of our company.  Mr. Miller's resignation was not the result of any disagreement with our company regarding our operations, policies, practices or otherwise.

Effective January 31, 2014, Gregory Rotelli was appointed as president, chief executive officer, chief financial officer, treasurer, secretary and director of our company.

Gregory Rotelli - President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director

Gregory Rotelli, age 53, has held leading positions in both technology startups as well as with established public companies. He has also been senior vice president of marketing for such companies as USSearch.com, a search engine technology company, and Systems Integrators (Sii), one of the largest computer hardware/software companies for major newspapers including Financial Times of London, Los Angeles Times, Le Monde of Paris and many more publications worldwide. He has over 25 years experience in senior management for both public and early-stage private companies, including former chief operating officer for Direct Stock Market, an online investment bank for emerging growth venture capital financing.

From July 2009 to July 2010, Mr. Rotelli was the president of Toro Ventures Inc., an oil and gas explorations company traded on the OTC Bulletin Board. His responsibility as president of the company included managing the day to day operations of the company.

Since January 2000, Mr. Rotelli has been a principal of Pacific Coast Capital Group, LLC, a privately owned consulting group focused on oil and gas, mining and financial services. As a consultant, Mr. Rotelli has advised and negotiated in both structured financings and early stage investments.

Since March 2011, Mr. Rotelli has been an officer and director of Razor Resources Inc., a minerals exploration company traded on the OTC Bulletin Board. His responsibility as officer and director includes managing the day to day operations of the company.

Since May 2011, Mr. Rotelli has been the president of Rostock Ventures Corporation, a resource exploration and production company engaged in the exploration, acquisition and development of mineral properties in the United States and traded on the OTC Bulletin Board. His responsibility as president of the company includes managing the day to day operations of the company.

Since November 2011, Mr. Rotelli has been an officer and director of Independence Energy, Corp., an oil and gas explorations company traded on the OTC Bulletin Board. His responsibility as officer and director includes managing the day to day operations of the company.

Mr. Rotelli earned a Bachelor of Arts degree in Classics from Brown University in Rhode Island in 1982. He was deemed a Distinguished Scholar at the Regent University in Virginia, where he received his MBA in Marketing and Management in 1985.

We appointed Gregory C. Rotelli as a member to our board of directors because of his experience with public companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPSE IDENTITY RECOGNITION CORPORATION
/s/ Gregory Rotelli
Gregory Rotelli
President, Chief Executive Officer, Chief Financial Officer, Secretary and Director
Date: January 31, 2014